Filed Under Rule 424(b)(2)
                                                 Registration File No. 333-98411

                            SOUTH JERSEY GAS COMPANY

                            PRICING SUPPLEMENT NO. 9
                     Dated September 12, 2003 to Prospectus
                             dated December 16, 2002


                       Medium Term Notes, Series B, 2003-7

Interest Payment Dates:     March 30 and September 30, commencing March 30, 2004

Regular Record Date:                        March 15 and September 15

CUSIP No.:                                  83851M AR8

         Principal Amount:                  $14,500,000

         Interest Rate:                     5.027%

         Original Issue Date:               September 17, 2003

         Stated Maturity:                   September 30, 2013

         Price to Public:                   $14,500,000

         Agent:                             Wachovia Securities

         Agent's Commission:                $90,625

         Proceeds, before expenses,
         to South Jersey Gas Company:       $14,409,375

         Redemption Provisions:             None prior to maturity

South Jersey Gas Company registered a total of $150,000,000 principal amount of Medium Term Notes, Series B. As of September 12, 2003, South Jersey Gas Company has priced an aggregate of $110,000,00 principal amount of Medium Term Notes, Series B, including $14,500,000 principal amount of Notes covered by this Pricing Supplement; $40,000,000 principal amount of Medium Term Notes, Series B may still be issued.